EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information
Adjusted EBITDA Margin
Presentation of Most Directly Comparable GAAP Financial Measure (Net Income Attributable to Vanguard Health Systems, Inc. Stockholders Margin) and Reconciliation of Adjusted EBITDA to Net Income Attributable to Vanguard Health Systems, Inc. Stockholders Margin

	Quarter ended September 30,
(in millions, unaudited)	2009	2010
Adjusted EBITDA	$68.9	$77.7
Total revenues	819.9	913.9

Adjusted EBITDA Margin	8.4%	8.5%

Adjusted EBITDA	$68.9	$77.7
Interest, net	(27.2)	(34.8)
Income tax benefit (expense)	(2.1)	2.4
Depreciation and amortization	(33.6)	(37.2)
Non-controlling interests	(0.9)	(1.0)
Equity method income	0.2	0.3
Stock compensation	(1.9)	(1.2)
Monitoring fees and expenses	(1.3)	(1.4)
Acquistion related expenses	—	(3.7)
Income (loss) from discontinued operations, net of taxes	(0.6)	0.1

Net income attributable to Vanguard Health Systems, Inc. stockholders	$1.5	$1.2
Total revenues	$819.9	$913.9

Net income attributable to Vanguard Health Systems, Inc. stockholders margin	0.2%	0.1%